                                                                   Exhibit 10.23


                              COLLECTIVE AGREEMENT



                                     BETWEEN



                               GRAHAM-FIELD, INC.

                                       AND



                                    LOCAL 966
                          INTERNATIONAL BROTHERHOOD OF
                                    TEAMSTERS






                                  1997 - 2000

                                      INDEX

    ARTICLE                                                 PAGE
    NUMBER       DESCRIPTION                               NUMBER
    ------       -----------                               ------
                 Preamble                                     1
       1         Recognition                                  2
       2         Non-Discrimination                           2
       3         Union Security                              2,3
       4         Check-Off                                    3
       5         Seniority                                   3,4
       6         Shop Steward                                 4
       7         Hours & Overtime                           5,6,7
       8         Holidays                                    7,8
       9         Vacation & Bonus                            8,9
      10         Leave of Absence                            9,10
      11         Rest Periods                                10
      12         Sick Leave & Death In Family               10,11
      13         Bulletin Boards                             11
      14         Probationary Period                         12
      15         Discharge & Discipline                      12
      16         Union Visitation                           12,13
      17         Work By Supervisor                          13
      18         Welfare Benefits                           13,14
      19         Safety & Health                          14,15,16
      20         Assembly Dept. Inventory Procedure          16
      21         401(k) Plan                                 16
      22         Strikes & Lockouts                         16,17
      23         Individual Agreements                       17
      24         Modification                                17
      25         Grievance Procedure                        17,18
      26         Separability                                18
      27         Work Clothing Allowance                     18
      28         Successors & Assigns                        18
      29         Stock Options                               18
      30         Promotional Opportunities                   19
      31         Drug Testing                               19,20
      32         Temporary Job Assignments                   20
      33         Management Rights                           20
      34         Respect & Dignity                           21
      35         Wage Increases & Minimum Wage Rates      21,22,23
      36         Severance                                  23,24
      37         Term                                        25

                 Amendment A - Attendance Policy         26,27,28,29

                                    PREAMBLE


      THIS AGREEMENT made and entered into this twenty-third day of October 1997, by and between Graham-Field Health Products, Inc., currently located at 400 Rabro Drive East, Hauppauge, New York 11788, its successors or assigns (hereinafter referred to as the "Employer") and LOCAL 966, affiliated with the INTERNATIONAL BROTHERHOOD OF TEAMSTERS, 321 West 44th Street, New York, New York 10036, its successors or assigns, (hereinafter referred to as the "Union").


WHEREAS:

The parties have carried on collective bargaining negotiations for the purpose of developing a general agreement on wages, hours of work and other conditions of employment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained the parties hereto agree with each other with respect to the Employees of the Employer recognized as one being represented by the Union as follows:


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
                              ARTICLE I RECOGNITION

SECTION 1.0

The Employer hereby recognizes the Union as the exclusive representative of all employees, excluding guards, supervisors, clerical, (and part-time employees who work less than 20 hours per week), the number is not to exceed 15 part-time employees, 19 hours is the maximum to be worked by part-time employees in any one (1) week.

                          ARTICLE II NON-DISCRIMINATION

SECTION 1.0

The Employer and the Union agree not to discriminate against any individual with respect to hiring, compensation, or terms and conditions of employment based on National origin, religion, sex, age, marital status, physical handicap, medical condition, veteran status, or any other criterion.

SECTION 2.0

The Employer and the Union agree that there will be no discrimination by the Employer or the Union against any employee because of his or her membership in the Union or because of any employee's lawful activity and/or support of the Union.

                           ARTICLE III UNION SECURITY

SECTION 1.0

The Employer agrees that all employees covered by this Agreement shall, as a condition of employment be required to become and remain members of the Union on the thirty-first (31st) day following the actual beginning of work pursuant to such employment, the effective date of this Agreement or its execution date, whichever is later. All employees who are members of the Union at the time of execution of this Agreement or become members of the Union at any time subsequent thereto shall remain members of the Union during the term of this Agreement. The Union agrees that all such employees will be accepted into membership on the same terms and conditions generally acceptable to other members, and further, that the Employer will not be requested to discharge an employee for reasons other than such employee's failure to tender the periodic dues and initiation fees uniformly required as a condition of acquiring or retaining membership in the Union.


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
SECTION 2.0

The Employer shall furnish the Union with the name of any new employee together with the date of hiring of said employee immediately upon submitting the Union's check-off form.

                              ARTICLE IV CHECK OFF

SECTION 1.0

The Employer, upon receipt of a written authorization signed by the employee, which authorization shall not be irrevocable for a period of more than one (1) year, or beyond the termination date of this Agreement, whichever occurs sooner, shall deduct membership dues and initiation fees from said employee's wages on the 1st pay day of every month and remit same to the Union no later than the 12th day of the month in which they are deducted.

SECTION 2.0

The Employer will notify the Union immediately upon receipt of any revocation of any authorization submitted to it pursuant to this Article.

                               ARTICLE V SENIORITY

SECTION 1.0

Seniority shall be defined as the length of service with the Employer, subject to the completion of an initial sixty (60) working day probationary period. Employees shall be entitled to seniority rights dating from the employee's date of hire.

SECTION 2.0

Seniority shall be broken by an employee's voluntary separation from the Employer or by discharge for just cause. Seniority shall accrue during layoffs of less than one (1) year or during authorized leaves of absence.

SECTION 3.0

The Employer shall submit a current and up-to-date seniority list to the Union every six (6) months during the term of this Agreement.

SECTION 4.0

In the event of a layoff, the least senior employee (based on total service seniority) shall be the first employee to be laid-off. In the event of a recall, the most senior


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
employee (based on total service seniority) shall be the first employee to be recalled, subject to the ability of the employee to perform the available work after a reasonable amount of training.

SECTION 5.0

The Employer agrees to post available bargaining unit job openings for five (5) working days on the Employee Bulletin Board.

In the case of a promotion, applicants applying for posted positions will be interviewed in the order of seniority, however, seniority shall not be the sole determinative factor in filling such position. The decision to fill such position shall also be based upon the required skills needed for the training of such position. In the event the Employer needs to transfer an employee or alter a work shift, and more than one employee with similar job classifications applies for such transfer, the most senior employee will be selected for such position. If no employee applies for the transfer, employees having the same job classification required to fill such transfer position or alternate work shift will be assigned the position based upon least seniority (based on total service seniority).

                             ARTICLE VI SHOP STEWARD

SECTION 1.0

The Employer recognizes the right of the Union to designate a Shop Steward who shall be recognized as the representative of the Union for all matters arising under this Agreement to the extent permitted herein. The Union shall advise the Employer as to the identity of the Steward. The Shop Steward will be permitted reasonable time to investigate, present and process grievances on the Employer's property without loss of time or pay during their regular working hours. The Shop Steward shall notify his/her immediate supervisor prior to leaving his/her assigned work area and then notify the supervisor in the area union business will be conducted. If the grievance involves an excessive amount of time the shop steward shall notify Human Resources. It is further understood that union business will not unduly interfere with normal production or the conducting of Company business.

SECTION 2.0

Shop Stewards shall be accorded super seniority and shall be the last persons laid-off and the first ones rehired upon resumption of work.

                          ARTICLE VII HOURS & OVERTIME

SECTION 1.0

The basic work week for all employees shall be five consecutive days of eight
(8) consecutive hours per day (except for one-half hour unpaid lunch period), Monday through Friday (the "Basic Work Week"). The Basic Work Week shall not serve as a guarantee that employees will be employed for at least five (5) days during any Basic Work Week or for at least eight (8) hours during any day of such Basic Work Week.

SECTION 2.0

The regular working hours shall commence no earlier than 7:00 a.m. (Eastern Standard Time) for maintenance employees. All other departments shall have, at the sole discretion of the Employer, either an 8:30 a.m. (Eastern Standard Time) or 10:00 a.m. (Eastern Standard Time) start time. End shift time shall be no later than 10:00 p.m. (Eastern Standard Time) unless employees are scheduled to work overtime. Two picker positions only will start at 9:00 a.m. In the event the Employer shall have business requirements which would necessitate a change in the established work hours, the Employer shall provide not less than thirty
(30) days' prior notice to the Union and the shop steward of such required change, meet with the Union to discuss the proposed change and post such notice on the bulletin board, as well as distribute to each affected employee a letter of notification of such change.

SECTION 3.0

If an employee reports for work at his/her regularly scheduled starting time without having been previously notified not to report, he/she shall be given four (4) hours work at the employee's regular rate of pay. In the event an employee works a minimum of four (4) hours in a higher grade position the employee will receive the higher rate of pay. If no work is available, the employee shall be paid for four (4) hours pay at his/her base hourly rate.

SECTION 4.0

Should any employee work more than eight (8) hours in any one (1) day, he/she shall be paid for such overtime at the rate of time and one-half (1-1/2), providing the employee works the Monday and Friday of the same work week that the overtime occurred. Employees who work on Saturday shall be paid time and one-half for the 6th day. Employees who work on Sunday shall be paid at double time for the 7th day. Employees who work on the 6th and 7th day shall be guaranteed a minimum of four (4) hours of work. Overtime and other premiums shall not be paid more than once for any hour worked.


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
SECTION 5.0

Employees required to work overtime will be given twenty-four (24) hours advance notice. In the case of an emergency situation the inability to give twenty-four
(24) hours advance notice shall not preclude the Employer from requiring overtime. (An emergency situation would be a condition that could not reasonably have been anticipated to occur during the course of normal operations or that threatens serious consequences to the Employer's operations). Overtime will first be offered to all bargaining unit employees in seniority order in the applicable department. Employees that have pre-arranged conflicting obligations will be excused from performing overtime work, provided in the opinion of the Employer the conflicting obligation has substantial merit. If sufficient staffing is not arranged using this method, the Employer will then offer such overtime to bargaining unit employees in other departments by posting a written notice. It is the responsibility of the employees to sign the Weekly Overtime Availability List posted above the time clock. Part-time employees will be offered overtime as a last resort. In the event insufficient staffing occurs using such method, the Employer may assign overtime to employees in the reverse order of seniority (provided senior employees have declined the offer of overtime). In the event the Employer is unable to meet the needs of its customers and overtime is available, the Employer will use reasonable efforts to arrange overtime before the beginning of the employee's shift when, in the judgment of management, the flow of work allows. Nothing in this Section shall affect the right of the Employer to require the entire plant and/or an entire department or classification to work overtime, in which case the entire department or classification will be required to work.

SECTION 6.0

An employee shall not be required to take time off in lieu of overtime previously worked.

SECTION 7.0

Overtime shall be distributed on an equal basis among employees normally assigned to do the performance of the work in which the overtime is required.

SECTION 8.0

Overtime worked on a holiday shall be paid at the rate of time and one-half plus the holiday pay.

SECTION 9.0

The failure to report for properly scheduled overtime will be treated in the same manner as any other attendance problem.


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
SECTION 10.0

PART-TIME HOURS - Part-time employees may be used only after the hour of 6:00 p.m.
                              ARTICLE VIII HOLIDAYS

SECTION 1.0

The Employer agrees to pay the employees full salary for the following holidays and personal days as if they worked thereon:

            NEW YEAR'S DAY                THANKSGIVING DAY
            PRESIDENT'S DAY               DAY after THANKSGIVING DAY
            GOOD FRIDAY                   CHRISTMAS EVE DAY
            MEMORIAL DAY                  CHRISTMAS DAY
            FOURTH OF JULY                FLOATING HOLIDAY
            LABOR DAY                     (*)HEALTH DAY
                                          (**) ONE (1) PERSONAL DAY

(*)HEALTH DAY

In order to receive pay from the Employer, it shall be the employee's responsibility to notify the Employer at least two (2) weeks prior to each anniversary of his or her employment date and further to submit proof that he or she has taken an annual physical examination. It shall be the Employer's responsibility, upon proper notice, to grant the employee's anniversary date of hire as a day off for the physical examination, or if the particular date is inconvenient then another day may be agreed to, by both parties, and upon receipt of proof, to pay for such day as if it were a regularly scheduled work day in the week it occurs.

(**) PERSONAL DAY

An employee may use this personal day anytime during the contract year (i.e., Martin Luther King's Birthday, etc.) if not used during the year the day shall be paid by check at end of year.

SECTION 2.0

The Employer shall have the option of substituting the day after Christmas for the day before Christmas, providing the employees are given sixty (60) days advance notice.

SECTION 3.0

The compensation for holidays shall be based upon the employee's base daily earnings.


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
SECTION 4.0

No employee shall be required to work on a holiday. In the event that an employee does work on a holiday he/she shall be paid at the rate of time and one-half plus the holiday pay. That overtime staffing for (i) President's Day, and (ii) the day after Thanksgiving Day will be first met by volunteers to work overtime, however, with respect to said holidays, in the event management is unable to obtain adequate staffing to meet the business requirements of the Employer, overtime will be mandatory and will be first assigned to the employee with the least seniority accrued.

SECTION 5.0

In the event a holiday falls on Saturday or Sunday, then it shall be celebrated either on Friday or Monday, at the option of the Employer.

SECTION 6.0

Employees must report to work within one hour of their assigned starting time and remain at work until at least one hour prior to their assigned end of shift time on both the day before and the day after the holiday in order to receive pay from the Employer for the holiday.

SECTION 7.0

Employees must work the day before and the day after the holiday, in order to be paid for the holiday.

                           ARTICLE IX VACATION & BONUS

SECTION 1.0

Requests for vacation shall be submitted in writing not less than thirty (30) days prior to the first day of the vacation period request. Management's approval shall not be unreasonably withheld.

SECTION 2.0

Should a holiday occur during the vacation period of any employee, said employee shall be entitled to one (1) additional day of vacation in lieu of payment for the said holiday. This additional day may not be taken consecutively with the approved vacation unless authorized by management.


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
SECTION 3.0

All employees shall receive vacations with pay in accordance with the following schedule:

      LENGTH OF SERVICE                         VACATION
      -----------------                         --------
      One (1) year                              One (1) week
      Two (2) years                             Two (2) weeks
      Four (4) years                            Three (3) weeks
      Ten (10) years                            Four (4) weeks

SECTION 4.0

Length of service does not include unreasonable leaves of absence, disability, and any other unreasonable leaves. Vacation will be pro-rated for the time off.

SECTION 5.0

Length of services will be strongly considered by management with regard to approval of first choice of vacation requests.

SECTION 6.0

Employees eligible for three (3) or more weeks vacation shall have the option of requesting to take three (3) weeks of vacation on a consecutive basis, subject to management's approval. It being expressly understood that authorization for three (3) consecutive weeks of vacation shall not be granted two consecutive years in a row, nor during the end of any calendar quarter of any year (i.e., last weeks in March, June, September or December).

SECTION 7.0

The Employer will institute a bonus plan.

                           ARTICLE X LEAVE OF ABSENCE

SECTION 1.0

An employee will be considered for a leave of absence only after completing six
(6) months of employment.

Good cause for granting leaves of absence shall include personal illness or serious illness or death in the immediate family, Union business, and other reasons acceptable to the Company. Written substantiation satisfactory to the Company must be submitted.

The Company and the Union agree to abide by the Family Medical Leave Act (FMLA), including service requirements as defined under the Act. Duration of the leave shall not exceed the Act.

An employee required to serve Military Reserve or National Guard Duty will be granted an unpaid leave of absence without break in continuous service, provided military orders are presented in advance of such leave or upon return when reporting in advance was not possible. Employees on approved military leave may use vacation pay during this period.

                             ARTICLE XI REST PERIODS

SECTION 1.0

All employees shall be entitled to two (2) ten minute rest periods with pay during each work shift, one during the first four (4) hours and one during the second four (4) hours.

SECTION 2.0

Employees scheduled to work two (2) hours overtime will receive a fifteen (15) minute rest period after their regular shift. Employees scheduled to work four
(4) hours overtime will receive a thirty (30) minute non-paid lunch break after their regular shift and a ten (10) minute rest period during such overtime.

                    ARTICLE XII SICK LEAVE & DEATH IN FAMILY

SECTION 1.0

Sick days shall accrue and be paid to each employee who has completed three (3) months of continuous service as follows:

                  January 1st of each year - 3 sick days
                  July 1st of each year - 3 sick days

Employees not having met the required three (3) months of continuous service by January 1st or July 1st of any such year shall not accrue the three (3) sick days, but will upon completion of three (3) months of service, accrue -1/2 sick day for each month of continuous service, until the earlier to occur of January 1st or July 1st, as the case may be.

PAY FOR UNUSED SICK TIME

SECTION 2.0

Any sick time accrued at December 31st shall be paid as of the first pay week in January of the following year in which such sick time was accrued. Employees will not be paid for unused accrued sick time if the employee resigns or is terminated, voluntarily or involuntarily, for any reason from employment.

SECTION 3.0

In order to be eligible for paid sick leave, an employee must call his or her supervisor thirty (30) minutes before start of shift. A doctor's certificate will be required to substantiate time off in excess of three (3) days. Any employee failing to call their supervisor to report their absence from work for three (3) consecutive working days shall be discharged.

SECTION 4.0

An employee with ten (10) years or more of service with the Employer shall receive one (1) additional paid sick day, however, if this day is not used, it shall be paid by check at the end of year.

SECTION 5.0

Should an employee require hospitalization, his or her sick leave shall be extended one (1) day for each day of hospitalization up to a maximum of five (5) days in each calendar year. However, failure to utilize these five (5) days shall not be made up in cash at the end of each calendar year.

SECTION 6.0

In the event of death in an employee's immediate family, the employee shall be entitled to three (3) consecutive days off with pay from the day of death through the day of funeral for the purpose of attending the wake or funeral. The immediate family shall be defined as spouse, child, parent or legal guardian, brother, sister, father-in-law, mother-in-law, and grandparents.

                          ARTICLE XIII BULLETIN BOARDS

SECTION 1.0

The Employer shall furnish a bulletin board for Union news. All postings shall be with the utmost respect and dignity for the Employer and the Union.


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
                         ARTICLE XIV PROBATIONARY PERIOD

SECTION 1.0

Seniority shall be based upon length of service of an employee subject to the completion of a sixty (60) day probationary period. During the probationary period, an employee may be terminated for any reason without recourse by the Union. Employees shall be entitled to seniority rights dating from the employee's date of hire.

SECTION 2.0

The probationary period may be extended for a similar period by mutual agreement of the parties.

                       ARTICLE XV DISCHARGE AND DISCIPLINE

SECTION 1.0

Suspensions and or terminations are subject to a hearing with the Union and any disputes that cannot be mutually agreed to by both parties shall be subject to arbitration. The Employer shall have the right to discharge or discipline employees for just cause including, but not limited to, acts of gross misconduct or behavior such as physical violence, possession of illegal weapons, theft, insubordination, use of alcohol and/or drugs on Employer's property. It is understood that this shall not be an all inclusive list for purposes of establishing discipline and/or discharge.

SECTION 2.0

In the event of discipline and/or discharge of an employee by the Employer, the employee, the shop steward, and the Union shall be promptly notified. The discharge of an employee during his/her probationary period shall not be subject to any grievance or arbitration procedure. It being expressly understood that the Employer may terminate an employee during the probationary period for any reasons whatsoever.

SECTION 3.0

Discipline, including verbal or written warnings shall not be used for the purpose of progressive discipline for a period greater than one year from the date of an incident.

                          ARTICLE XVI UNION VISITATION

SECTION 1.0

A designated Business Representative of the Union shall be permitted on the Employer's premises for the purpose of conducting his/her duties provided prior


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
notification has been given to the local Human Resources Representative. In the absence of the Human Resources Representative, the Union representative will notify the Warehouse Manager. It is further understood every effort will be made to minimize and/or avoid any interference or disruption with normal production activity. Such designated Business Representative shall comply with the security regulations as required of all other facility visitors.

SECTION 2.0

The Employer agrees to meet as needed with the Union representative and/or Stewards for the purpose of discussing the application of this Agreement, or any disputes or grievances, safety or health of employees, which may arise under the terms hereof.

Meetings will be held periodically and the parties recognize that it is of mutual interest to cooperate in the early identification and solution of problems so that improved efficiency and working conditions can be achieved. With this in mind and with the recognition that bargaining unit members have valuable contributions to offer to management in terms of suggesting ways and means of improving operations and productivity, the parties encourage an open and free discussion and exchange of ideas.

                        ARTICLE XVII WORK BY SUPERVISORS

SECTION 1.0

Supervisors shall not perform work ordinarily performed by bargaining unit employees except in the event of testing/experimental work, training, and emergency situations including absenteeism and equipment breakdown. Notice of the emergency situation will be given to the Shop Steward or his/her delegate. (An emergency situation would be a condition that could not reasonably have been anticipated to occur during the course of normal operations or that threatens serious consequences to the Employer's operations.)

                         ARTICLE XVIII WELFARE BENEFITS

SECTION 1.0     Group Insurance

- Medical Insurance: Employees will be placed in Employer's health plan, (Oxford Health Plan) the first of the month following sixty days of employment. The health plan is a Point of Service Plan with a Preferred Provider Organization (PPO) network.

-     Dental Insurance: The Employer offers a Dental Maintenance Organization
      (DMO) and an indemnity dental plan. Eligibility is the first of the month following sixty days of employment.


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
- Life Insurance/AD&D Insurance: One (1) times base salary, minimum of twenty thousand ($20,000).

SECTION 2.0

The Company agrees to discuss any proposed carrier changes with the Union. In the event the current carrier is changed the benefits offered to the employees will be, in the aggregate, equal to the value of the benefits currently provided under this Agreement.

SECTION 3.0
                        EMPLOYEE CO-PAY MEDICAL & DENTAL

                                    Employee Contributions
            Medical
            -------
            Employee                    $1.25/per week
            Employee + Family           $2.30/per week

            Dental
            ------
            DMO
            Employee                    $   0/per week
            Employee + Family           $4.53/per week

            Traditional
            Employee                    $3.91/per week
            Employee + Family           $10.77/per week

SECTION 4.0

Each employee choosing not to participate in the Health Plan (Medical Insurance) will receive a cash payment of two hundred dollars ($200.00) per month. Each employee deciding not to participate in the Health Plan, must demonstrate and provide reasonable evidence of health coverage under an alternative health plan.

                           ARTICLE XIX SAFETY & HEALTH

SECTION 1.0

The Employer shall keep all working areas in a safe and sanitary condition.

SECTION 2.0

Precautions to secure the health and safety of employees shall at all times be taken by the Employer including a supply of First-Aid cabinets at convenient locations and containing bandages, medicines and related equipment as may be necessary in an emergency.

SECTION 3.0

It shall be the responsibility of the Employer to maintain all machinery and equipment in a safe and sanitary operating condition.

SECTION 4.0

The Employer shall not require its employees to operate or use machines or equipment at a time or in a manner which would endanger the health or well-being of its employees.

SECTION 5.0

The Company shall make reasonable provisions for the safety and health of its Employees at the plant and warehouse during the hours of employment. There shall be a Joint Safety Committee, consisting of not less than two Union members, which will meet monthly to:

   1. Establish and maintain an accident prevention program;

   2. Investigate accidents and recommend actions to help prevent recurrence;

   3. Establish, review and maintain safety rules and regulations as necessary;

   4. Make safety tours for the purpose of accident prevention and to promote good housekeeping throughout the facility;

   5. Assist Company to comply with all applicable municipal, state, and federal safety regulations.

SECTION 6.0

Any employee involved in a work related accident or injury, requiring outside medical attention will be required to submit to a drug test to determine if the employee is using, under the influence of, or is otherwise impaired by illegal drugs or alcohol. Any employee taking prescription medication must notify the Human Resources Department to assure side effects will not jeopardize the safe operation of any machinery.

Failure to submit to such examination or any attempt to tamper with specimens or falsify or alter test results shall constitute just cause for discharge.

SECTION 7.0

The parties agree that during the length of this Collective Bargaining Agreement all employees shall access and utilize the designated Workers' Compensation Preferred Provider Organization (PPO) Program for all work related accidents, illnesses or injuries pursuant to the 1996 Worker's Compensation Law Amendments, Article 10(a).


               ARTICLE XX ASSEMBLY DEPARTMENT INVENTORY PROCEDURE

SECTION 1.0

When scheduling inventory, the Employer will provide assembly department employees with at least thirty (30) days' prior notice, as well as post a written notice stating the scheduled dates for the proposed inventory. Employees wishing to take vacation time, floating holidays or sick leave rather than work during the scheduled inventory can make appropriate arrangements with their supervisor.

SECTION 2.0

The Employer will exercise reasonable efforts to prevent the layoff of assembly department employees. Said employees will be offered inventory related work by seniority with the understanding that such employees are capable of performing the assigned duties. In the event of a layoff, employees with the least accrued seniority will be laid off first.

                             ARTICLE XXI 401(K) PLAN

Eligibility:      The first quarter after reaching age 21 with one (1) year of service.

Benefits:

-     Variety of investment options.

-     Voluntary employee pre-tax contributions from 1% - 15% of annual salary.

- Each employee will be permitted to participate in the Employer's 401(k) Plan, as currently in effect on the date hereof. It being expressly understood that the Employer does not currently contribute to its 401(k) Plan. In the event the Employer contributes to its 401(k) Plan for its non-union employees, the Employer agrees that it will also contribute in the same manner for Union employees.

                         ARTICLE XXII STRIKE & LOCKOUTS

SECTION 1.0

There shall be no strikes or lockouts during the term of this Agreement.

SECTION 2.0

The employees shall have the right to refuse to cross any picket line established by a trade Union.



                       ARTICLE XXIII INDIVIDUAL AGREEMENTS

SECTION 1.0

The Employer shall not enter into any individual agreements which would have the effect of diminishing any of the rights, privileges, or benefits of the employees under this Agreement.

                            ARTICLE XXIV MODIFICATION

SECTION 1.0

Neither the Employer, any employee or group of employees shall have the right to waive or modify any provisions of this Agreement without the written authorization of the Union.

                         ARTICLE XXV GRIEVANCE PROCEDURE

SECTION 1.0

All complaints, disputes or questions as to the interpretation, application or performance of this Agreement shall be adjusted by direct negotiations between the Union and the Employer, or their representatives. Should any dispute or difference arise, both parties shall endeavor to settle these in the simplest and most direct manner. The procedure shall be as follows (unless step or steps thereof are waived, combined or extended by mutual consent):

   Step 1 - The grievance shall be submitted to the aggrieved employee's supervisor by the employee's Shop Steward. All grievances shall be initially submitted within thirty (30) calendar days (See Exception) of their occurrence or knowledge thereof or all rights under this Article shall be forfeited. If the Steward and the supervisor fail to settle the grievance within three (3) days (exclusive of Saturday, Sunday or Holiday), it may be submitted to Step 2.

      Exception: A grievance concerning the discharge or suspension of an employee shall be submitted by the Shop Steward or designate, within five
      (5) regular working days and shall be initially referred to the third step.

   Step 2 - The grievance shall then be referred to the President of the Union or his or her designated representative and the Employer or their authorized representative. If no settlement is reached within five (5) days (exclusive of Saturday, Sunday or Holiday), the grievance may be submitted to arbitration as set forth in Step 3.

   Step 3 - If the dispute or difference is not settled in the second step above, either party may request that the matter be referred to arbitration if this request is made within ten (10) days after the reply was given in the second step.

      (A) The Arbitration Board shall consist of one (1) member to be designated by the New York State Employment Relations Board. The parties shall jointly pay the cost of the Arbitrator's services.
      (B) The decision of the Arbitration Board shall be final and binding upon the parties.

                            ARTICLE XXVI SEPARABILITY

SECTION 1.0

In the event that any provisions, or compliance by the Employer or the Union with any provision, in this Agreement, shall constitute a violation of any law, then and in such event, such provision, to the extent only that it is so in violation, shall be deemed ineffective and unenforceable and shall be deemed separable from the remaining provisions of this Agreement, which remaining provisions shall be binding on the parties and shall not be affected.

                      ARTICLE XXVII WORK CLOTHING ALLOWANCE

SECTION 1.0

All employees shall receive thirty dollars ($30.00) work clothing allowance per month upon the completion of a thirty (30) day probationary period.

                       ARTICLE XXVIII SUCCESSORS & ASSIGNS

SECTION 1.0

This Agreement shall be binding upon the parties hereto, their successors, administrators, executors, and assigns.

                           ARTICLE XXIX STOCK OPTIONS

SECTION 1.0

The Employer shall continue its present practice in regards to Stock Options.

                      ARTICLE XXX PROMOTIONAL OPPORTUNITIES

SECTION 1.0

The Company believes in promotion from within whenever possible. Employees who meet the qualifications for position openings will be given preference over outside applicants with the knowledge that the Employer has the right of decision based on the needs of the Employer.

                            ARTICLE XXXI DRUG TESTING

SECTION 1.0

Employees are prohibited from the use, sale, dispensing, distribution, possession, or manufacture of illegal drugs and narcotics or alcoholic beverages on Company property or work sites (including Company vehicles and any private vehicles parked on Company premises or work sites). In addition, employees are prohibited from the off-premises possession, use, or sale of illegal drugs when such activities adversely affect job performance, job safety, or the Employer's reputation in the community.

SECTION 2.0

At the discretion of the Employer, employees may be required to submit to a drug test, to determine if the employee is using, under the influence of, or is otherwise impaired by (illegal) drugs or alcohol. In the interest of fairness to current employees, Employer agrees that no current employee will be requested to undergo any drug testing for a period of one month from the date of the agreement to these testing provisions.

SECTION 3.0

Failure to submit to such examination or any attempt to tamper with specimens or falsify or alter test results shall constitute just cause for discharge. The Employer may elect to have a supervisor accompany the employee to the testing site. All urine/blood specimens shall be subject to an initial screen using an EMIT-type analysis. All positive results from an initial screen shall be confirmed via gas chromatography-mass spectrometry techniques. No specimen shall be identified as "positive" except upon receipt of the results of the confirmation test.

SECTION 4.0

Any employee involved in the use, sale, dispensing, distribution, possession or manufacture of illegal drugs and narcotics or alcoholic beverages on Company property or work sites will be dismissed immediately. Any employee testing positive for illegal drugs or alcohol shall be subject to disciplinary action, up to and including immediate dismissal. This employee shall be granted re-employment on a one-time basis, if the employee successfully completes a mutually agreed upon program and is certified by that program to report back to work duties. Should an employee test positive for illegal drugs or alcohol a second time, they will be dismissed and there will be no offer of assistance.

                    ARTICLE XXXII TEMPORARY JOB ASSIGNMENTS

SECTION 1.0

On occasion, should an employee be assigned temporarily (i.e.; 1 day, 2 days) to a higher grade position, such employee will receive the higher rate of pay as classified for that labor grade for the day or days that such employee has performed the higher grade duties. In the event an employee works a minimum of four (4) hours in a higher grade position, and thereafter resumes the regular grade work, such employee shall receive the higher rate of pay for the full eight (8) hours of such day.

Employees working less than four (4) hours in a higher grade will be paid in accordance with the rate of pay for such higher grade job for the number of hours worked in hourly segments in such higher grade.

SECTION 2.0

Temporary agency employees brought into the assembly area or warehouse will be hired or released after thirty days consistent with the Union security and seniority sections of the labor agreement.

The Shop Steward will be notified when a temporary agency employee is performing bargaining unit work, including the name of the worker, start date and the duration of the assignment.

                        ARTICLE XXXIII MANAGEMENT RIGHTS

SECTION 1.0

The Union recognizes that the Company shall have the sole and exclusive jurisdiction of the management and operation of its business, the direction of its working force including the assignment of tasks and machines to employees, the right to maintain discipline and efficiency in its plant, the right to promulgate and enforce reasonable working rules, the right to hire, discipline and discharge employees subject to the provisions of this Agreement and the right to relocate its plant or any portion thereof or subcontract any operation. It is agreed that the rights enumerated above shall not be deemed to exclude other pre-existing rights of management not herein listed nor any right conferred by law upon the Union or any employee provided they do not conflict with other specific provisions of this Agreement.

                         ARTICLE XXXIV RESPECT & DIGNITY

SECTION 1.0

The Employer and the Union agree, apart from and in addition to the substantive provisions of the Agreement and the rights and privileges of the Employer, the Union and Employees thereunder, that the Employer, the Union, and all Employees shall treat and address each other with dignity and respect.

                ARTICLE XXXV WAGE INCREASES & MINIMUM WAGE RATES

SECTION 1.0  WAGE INCREASES

Effective October 18, 1997, each employee will receive a thirty-five cent ($.35) per hour wage increase, with the exception of three classifications: Sr. Repair Technician, Repair Technician and QC, these classifications will receive a seventy-five cent ($.75) per hour increase.

Effective October 18, 1998, each employee will receive an additional forty cent ($.40) per hour wage increase.

Effective October 18, 1999, each employee will receive an additional fifty cent ($.50) per hour wage increase.

SECTION 2.0       MINIMUM WAGE RATES - NEW HIRES

Established Hire Rates for Union Positions with the understanding the increments outlined in this Agreement will not affect this hire rate.

                                  HIRING RATES

Grade       Classification                     10-18-97    10-18-98    10-18-99
-----       --------------                     --------    --------    --------
1     -     Maintenance I (Porter)              $ 6.25      $ 6.50      $ 6.75
            General Assembler

2     -     Survalent Assembler                 $ 6.50      $ 6.75      $ 7.00
            John Bunn Assembler
            Repair Assembler

3     -     Picker                              $ 6.75      $ 7.00      $ 7.25
            Packer
            Returns
            Maintenance II
            Material Handler

                                              10-18-97    10-18-98    10-18-99
                                              --------    --------    --------
4     -     Repair Clerk                       $ 7.25       $ 7.50      $ 7.75
            Picker w/ hilo
            Packer w/ hilo
            Material Handler w/ hilo
            Receiving Inventory w/ hilo
            Returns w/ hilo

5     -     Export                             $ 7.75       $ 8.00      $ 8.25
            UPS Operator

6     -     Q.C.                               $ 8.00       $ 8.25      $ 8.50

7     -     Repair Technician                  $ 8.25       $ 8.50      $ 8.75

8     -     Sr. Repair Technician              $ 9.25       $ 9.50      $ 9.75

9     -     Maintenance Electrician            $12.00       $12.25      $12.50

Should there be a need for an additional classification, management has the right to establish the classification. When a new job classification is established, the Employer and the Union will meet to negotiate a rate of pay for the new classification within the existing pay structure.

SECTION 3.0 DIFFERENTIALS

Heavy equipment operators shall receive a fifty cents ($.50) per hour increase once they have been successfully trained and re-classified as a hilo operator. The Company will not pay twice for the same classification.

If an employee in the Repair Department earns a Technical Degree, during the term of this contract, the said employee shall be paid an additional fifty cents ($.50) per hour.


SECTION 4.0 PAY RATE TEMPORARY JOB ASSIGNMENTS

The Employer shall provide that on occasion, should an employee be assigned temporarily (i.e., 1 day, 2 days) to a higher grade position, such employee will receive the higher rate of pay as classified for that labor grade for the day or days that such employee has performed the higher grade duties. In the event an employee works a minimum of four (4) hours in a higher grade position, and thereafter resumes the regular grade work, such employee shall receive the higher rate of pay for the full eight (8) hours of such day.

Employees working less than four (4) hours in a higher grade will be paid in accordance with the rate of pay for such higher grade job for the number of hours worked in hourly segments in such higher grade.

                           ARTICLE XXXVI SEVERANCE PAY

SECTION 1.0 CONDITIONS OF ALLOWANCE

No provision of this Agreement shall limit the right of the Employer to close its operations, in whole or in part, to remove products, product lines or bargaining unit work to other facilities or to take such actions with respect to the location of the manufacture, assembly or distribution of its products as it considers advisable for its business. If, in its discretion, a full-time employee with sixty (60) days or more of continuous service is laid off permanently because of the movement of an entire product line, the closing of an entire department or the closing of the plant, the employee, shall be entitled to severance as provided herein.

SECTION 2.0 ALLOWANCE

$750.00 or $100.00 per year of service, whichever is greater to a maximum of $1,800.00. For purposes of calculating severance benefits, partial years of service as of the date of termination of employment, will be rounded off to the next full year.

SECTION 3.0 ELIGIBILITY

In order to be eligible for the severance pay described above, the employee must:

      a.    be on the active payroll as of the date of termination;

      b.    work until released by the Employer;

      c.    not be discharged for just cause;

      d. not refuse employment to any position at Hauppauge for which the employee is qualified, whether within the bargaining unit or not;

      e. not refuse employment with a successor or any other employer in the same or similar job classification at a new location (within 15 miles) to which the work has been transferred;

      f.    Sign an appropriate general release.

Employees who are retained on the employer's payroll for any reason shall not be eligible for severance pay.

SECTION 4.0 TRANSFER AND TERMINATION

Employees who accept severance benefits shall be terminated and shall relinquish all rights to reemployment for all purposes under this agreement. The Employer, in its discretion, may offer an eligible employee a job at the new location. The employee shall have the option of either accepting such new employment or receiving severance pay. No employee designated by the Employer for layoff may exercise bumping rights notwithstanding any provision in the Agreement to the contrary.

SECTION 5.0 METHOD OF PAYMENT

Payment shall be made within seven (7) calendar days of the time of termination. This severance article expires at the end of this agreement.

                               ARTICLE XXXVII TERM

SECTION 1.0

This Agreement shall become effective as of October 18, 1997, and shall continue thereafter for a period of three (3) years, until and including through October 18, 2000 provided, however, any changes, amendments, or modifications to renew or otherwise extend this Agreement shall be effective as of October 18, 1997; and shall continue from year to year thereafter unless either party shall give the other notice of intention to terminate or modify this Agreement by written notice given not less than sixty (60) days prior to such expiration date.

IN WITNESS WHEREOF, the parties hereto have set their hand this day and year first above written.

                                          LOCAL 966, AFFILIATED WITH THE
                                          INTERNATIONAL BROTHERHOOD OF
GRAHAM-FIELD, INC.                        TEAMSTERS

BY:/s/ CHERIE L. ANTONIAZZI               BY: /s/ MARK LISS
   -------------------------                  ------------------------
     CHERIE L. ANTONIAZZI                     MARK LISS
     VICE PRESIDENT, HUMAN RESOURCES          PRESIDENT, LOCAL 966

/s/ NANCY K. KORISTA                      /s/ RAUL E. CORONADO
----------------------------              ----------------------------
     NANCY K. KORISTA                         RAUL E. CORONADO
     ASSIST. DIRECTOR, HUMAN RESOURCES        BUSINESS AGENT, LOCAL 966


                                UNION COMMITTEE:
/s/ STEVE CORTESE                         /s/ ALVIN RALON
----------------------------              ----------------------------
     STEVE CORTESE                                   ALVIN RALON

/s/ LUZ RAMOS                             /s/ RIGOBERTO SOLITO
----------------------------              ----------------------------
     LUZ RAMOS                                 RIGOBERTO SOLITO

                          /s/ DORA CARTAGENA
                          ----------------------------
                          DORA CARTAGENA, SHOP STEWARD


   DATE SIGNED: OCTOBER 23, 1997           RADIFICATION: OCTOBER 31, 1997